Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

    In connection with the Quarterly Report of The Simply Good Foods Company (the “Company”) on Form 10-Q for the fiscal period ended November 27, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company covered by the Report.

    This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date:	January 5, 2022	By:	/s/ Joseph E. Scalzo
		Name:	Joseph E. Scalzo
		Title:	Chief Executive Officer, President and Director
(Principal Executive Officer)

Date:	January 5, 2022	By:	/s/ Todd E. Cunfer
		Name:	Todd E. Cunfer
		Title:	Chief Financial Officer
(Principal Financial Officer)